UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015
MFRI, INC.
(exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-18370 (Commission File Number)	36-3922969 (IRS Employer Identification No.)

7720 North Lehigh Avenue, Niles, Illinois 60714
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 966-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

This Current Report on Form 8-K is being filed by MFRI, Inc. (the “Company”) to clarify the Company’s disclosure regarding board and committee meeting attendance contained on page 16 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 8, 2015 relating to the Company’s 2015 annual meeting of stockholders (the “Proxy Statement”).

When disclosing whether each Company director attended at least 75% of the board of director (“Board”) and Board committee meetings during 2014, the Company calculated such percentage separately for (i) meetings of the full Board and (ii) meetings of each Board committee on which a director served. The Company wishes to clarify that in 2014, each Company director in office during 2014 attended at least 75% of the aggregate number of meetings of the Board and all Board committees on which such director served.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 10, 2015	MFRI, INC. (Registrant) By: /s/ Karl J. Schmidt
Karl J. Schmidt
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)